05-Jan-96  /WLK

                              THE COLONIAL FUND
                           FUND YIELD CALCULATION
                         (CALENDAR MONTH-END METHOD)
                       30-DAY BASE PERIOD ENDED 10/31/95


                                a - b            6
               FUND YIELD = 2  -------  + 1    - 1

                                cd


       a = dividends and interest earned during
           the month ................................     $2,728,417

       b = expenses (exclusive of distribution fee)
            accrued during the month..................       994,550

       c = average dividend shares outstanding
           during the month .........................    114,688,965

       d = class A maximum offering price per share
           on the last day of the month .............          $9.49


             CLASS A YIELD ...........................          1.92%
                                                               ======
             Class A yield/(1-Load)
             ie: 1.92%/(1-.0575)=yield on NAV=      2.04%
                Less:  Distribution fee             (.75)
                                                    -----
             CLASS B YIELD ...........................          1.29%
                                                               ======